UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2016 (May 17, 2016)

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of the Security Holders.

At the Bill Barrett Corporation (the “Company”) annual meeting of shareholders held on May 17, 2016, the results of the balloting were as follows:

Election of directors to our Board of Directors (the “Board”) to hold office until the annual meeting of shareholders to be held in the year 2017 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jim W. Mogg	38,028,767	687,541	6,785,508
William F. Owens	38,041,422	674,886	6,785,508
Edmund P. Segner, III	38,039,685	676,623	6,785,508
Randy I. Stein	38,372,809	343,499	6,785,508
Michael E. Wiley	37,943,230	773,078	6,785,508
R. Scot Woodall	38,871,778	344,530	6,785,508

Proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,239,745	21,303,115	173,448	6,785,508

Proposal to approve the Bill Barrett Corporation Cash Incentive Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,417,696	271,070	27,542	6,785,508

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,196,452	283,583	21,781	0

Item 8.01.    Other Events.

Prior to the Annual Meeting, the Compensation Committee of the Board had taken the following actions regarding the company’s 2016 compensation structure, many of which proactively addressed concerns that were later expressed by certain proxy advisory services regarding our 2015 compensation structure. For example, the Compensation Committee reduced the value of the 2016 Long-Term Incentive awards for our NEOs by 10 - 20%. The Compensation Committee also reduced non-employee director compensation, for the combined cash and equity retainer, by 15%. Each of these actions addressed concerns that were later expressed regarding pay increases in a time of decreasing stock price. In addition, the Compensation Committee had approved changes to our 2016 performance-vested Long-Term Incentive awards such that (i) the sole performance metric for the 2016 performance-vested awards is Total Shareholder Return (TSR) measured on both an absolute and relative basis against our peers, with payout dependent upon achievement of demanding absolute and relative TSR goals, and (ii) none of the performance-vested awards will vest if the company’s TSR across the performance period of 2016-2018 is negative. These changes addressed concerns that were later expressed regarding the rigor of the performance metrics for our 2015 performance-based Long-Term Incentive awards. Certain of the foregoing actions were approved by the Board if required by the Compensation Committee charter.

Immediately following the shareholder vote electing the named directors to the Board, the Board met and adopted a resolution reducing the size of the Board from eight members to six members, five of which shall be independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2016	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary